                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                          PROXY STATEMENT PURSUANT TO
                              SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Filed by the registrant /X/
      Filed by a Party other than the registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12.

                              AMPHENOL CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                              AMPHENOL CORPORATION
                                358 HALL AVENUE
                                 P.O. BOX 5030
                      WALLINGFORD, CONNECTICUT 06492-7530


To our Stockholders:


    The written consent of the holders of Class A Common Stock, par value $.001 per share, of Amphenol Corporation (the "Company"), of record at the close of business on March 23, 2000, is requested in regard to an amendment to the Company's Amended and Restated Certificate of Incorporation as described in the accompanying Consent Solicitation Statement. Please complete, sign, date and return the enclosed Consent Card on or before April 20, 2000 in the envelope provided. You may request additional copies of the consent materials by writing to the Secretary of the Company at 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492.


                                          By Order of the Board of Directors,


                                          /s/ Martin H. Loeffler
                                          --------------------------------------
                                          Martin H. Loeffler
                                          Chairman of the Board and
                                          Chief Executive Officer and President



                                          /s/ Edward C. Wetmore
                                          --------------------------------------
                                          Edward C. Wetmore
                                          Secretary

                              AMPHENOL CORPORATION


                         CONSENT SOLICITATION STATEMENT
                                      FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
                        TO THE ADOPTION OF AN AMENDMENT
                                     TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                   IMPORTANT

                         PLEASE COMPLETE, SIGN AND DATE
                         YOUR WRITTEN CONSENT PROMPTLY
                     AND RETURN IT IN THE ENCLOSED ENVELOPE

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Consent Solicitation Statement for the Solicitation of
  Written Consents to the Adoption of an Amendment to the
  Amended and Restated Certificate of Incorporation.........     1

Approval of an Amendment to the Company's Certificate of
  Incorporation.............................................     1

Purpose and Effects of the Proposed Increase in the Number
  of Authorized Shares of Common Stock......................     1

Purpose and Effects of the Proposed Stock Split.............     2

Tax Effects of the Proposed Stock Split.....................     2

Effective Date of the Proposed Amendment and Issuance of the
  Shares for Stock Split....................................     3

Amendment to the Certificate of Incorporation...............     3

The Consent Procedure.......................................     3

Expense of Consent Solicitation.............................     4

No Preemptive Rights........................................     4

Principal Stockholders of the Company.......................     4

Security Ownership of Certain Beneficial Owners and
  Management................................................     5

Stockholders' Proposals for the 2000 Annual Meeting of
  Stockholders..............................................     6

                              AMPHENOL CORPORATION
                                358 HALL AVENUE
                         WALLINGFORD, CONNECTICUT 06492


                         CONSENT SOLICITATION STATEMENT
                                      FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
               TO THE ADOPTION OF AN AMENDMENT TO THE AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION

    This Consent Solicitation Statement (the "Consent Statement") is furnished to Stockholders (as defined below) by the Board of Directors (the "Board") of Amphenol Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Company of the written consents of the Stockholders for the adoption of an amendment to the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation").

    The purpose of the amendment is to increase the number of shares of its Class A Common Stock, par value $.001 per share (the "Common Stock"), which the Company shall have authority to issue by 60,000,000, from 40,000,000 to 100,000,000. The purpose of the proposed increase in the number of authorized shares is to permit a 2-for-1 stock split of all the issued and unissued shares of the Company's Common Stock and to provide the Company with adequate flexibility in the future. The proposed amendment to the Certificate of Incorporation and the stock split were approved by the Board on March 14, 2000 subject to the approval of the amendment to the Certificate of Incorporation by the Company's stockholders. For more information on the amendment and the stock split, see below under the heading "Approval of an Amendment to the Company's Certificate of Incorporation".


    The Company intends to distribute this Consent Statement and the accompanying Written Consent of Stockholders (the "Consent Card") commencing on or about March 31, 2000, to the holders of record as of the close of business on March 23, 2000 (the "Record Date"), of the Company's Common Stock, all such holders being collectively referred to as the "Stockholders". As of the Record Date there were 20,725,786 shares of Common Stock outstanding. Only holders of record of the shares outstanding at such time will be entitled to consent to the Amendment. Written consents of Stockholders representing a majority of the outstanding shares of Common Stock at the Record Date are required to approve the Amendment.


    The principal executive offices of the Company are located at 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530, and the telephone number of the Company is (203) 265-8900.

     APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

    The Stockholders of the Company will be asked to approve an amendment to the Company's Certificate of Incorporation as described below. A copy of the Certificate of Incorporation as proposed to be amended and restated may be obtained by written request to the Company's Secretary at the address on the first page of this Consent Statement.

    The Board has approved, and is recommending to the Stockholders for approval, an amendment to Article Fourth of the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue by 60,000,000, from 40,000,000 to 100,000,000. The full text of the proposed amendment to the Certificate of Incorporation is set forth below. The additional shares will enable the Company to implement a 2-for-1 stock split of the Common Stock, which the Board has authorized subject to approval of the proposed amendment, and will also provide the Company with adequate flexibility in the future.

         PURPOSES AND EFFECTS OF THE PROPOSED INCREASE IN THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

    The proposed amendment would increase the number of shares of Common Stock that the Company is authorized to issue by 60,000,000, from 40,000,000 to 100,000,000. The additional 60,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The Board believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to accomplish the proposed stock split and to provide the Company with adequate flexibility in the future. Except for the proposed stock split, the Company has no present commitments, agreements or intent to issue additional shares of Common Stock, other than shares currently reserved for issuance under the Company's stock option plan or such shares as may be issued in connection with potential acquisitions.

    Since the company does not currently have enough authorized shares of common stock to effect a 2-for-1 stock split, the proposed stock split cannot occur unless Stockholders approve the proposed amendment to the Company's Certificate of Incorporation. The proposed amendment would permit the issuance of additional shares of Common Stock up to the new 100,000,000 maximum authorization without further action or authorization. The Board believes it is prudent for the Company to have this flexibility. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders.


                PURPOSES AND EFFECTS OF THE PROPOSED STOCK SPLIT


    The Board anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from a 2-for-1 stock split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals. The Common Stock is listed for trading on The New York Stock Exchange, and the Company will apply for listing of the additional shares of Common Stock to be issued in the event the proposed amendment to the Certificate of Incorporation is approved. If the proposed amendment is adopted, following the completion of the stock split, each stockholder of record at the close of business on March 23, 2000, would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of Common Stock, for each share of Common Stock then owned of record by such stockholder. Consequently, certificates representing shares of Common Stock should be retained by each stockholder and should not be returned to the Company or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange. In addition, appropriate adjustments will be made to the Company's stock option.


                    TAX EFFECTS OF THE PROPOSED STOCK SPLIT


    The Company has been advised by counsel that the proposed stock split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding period for the original shares of Common Stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders are urged to consult their tax advisors. If stockholders dispose of their shares after the stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. If the proposed amendment is adopted, the stockholders' equity accounts of the Company would not change. The number of shares of Common Stock issued and outstanding after the split would double.

             EFFECTIVE DATE OF THE PROPOSED AMENDMENT AND ISSUANCE
                         OF THE SHARES FOR STOCK SPLIT



    The proposed amendment to the Certificate of Incorporation of the Company, if adopted by the required vote of Stockholders, will become effective on or about April 21, 2000. Please do not destroy or send your present Common Stock certificates to the Company. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. The Company expects that the additional shares will be distributed on or about April 25, 2000.


                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION

    Article FOURTH of the Certificate of Incorporation reads as follows before giving effect to the proposed amendment:

           "FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 40,000,000 shares of Class A Common Stock, par value $.001 each."

    Pursuant to the proposed amendment, Article FOURTH of the Certificate of Incorporation would be deleted and replaced by the following:

           "FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 100,000,000 shares of Class A Common Stock, par value $.001 each."

    THE BOARD HAS ADOPTED RESOLUTIONS WHICH SET FORTH THE AMENDMENT, DECLARE THE ADVISABILITY OF THE AMENDMENT, AND SUBMIT THE AMENDMENT TO THE STOCKHOLDERS FOR APPROVAL. THE BOARD RECOMMENDS APPROVAL OF THE AMENDMENT BY THE STOCKHOLDERS.

                             THE CONSENT PROCEDURE

    The proposed amendment is submitted for Stockholder approval by written consent. No meeting of the Stockholders will be held to vote on this matter. Only Stockholders of record on the Record Date are entitled to consent, to withhold their consent, or to revoke their consent, to the proposed amendment. Stockholders are entitled to one consent for each outstanding share of Common Stock held at the Record Date. As of the Record Date there were 20,725,786 outstanding shares of Common Stock.


    Once consents have been completed, signed and dated, they should be returned on or before April 20, 2000 in the enclosed envelope. Consents, once delivered, will remain effective unless and until revoked by written notice of revocation dated, signed, and delivered to the Company at the address set forth on the front page of this Consent Statement or before April 20, 2000.



    The proposed amendment will be approved by the Stockholders on April 21, 2000, if the Company then holds unrevoked written consents of Stockholders approving the Amendment which represent a majority of the outstanding shares of Common Stock at the Record Date. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the proposed amendment. Stockholders are requested to indicate approval of the proposed amendment by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the proposed amendment, and delivering the Consent Card as instructed above. Withholding of consent to the proposed amendment, or abstention with respect to the approval of the proposed amendment, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the proposed amendment or abstention with respect to the approval of the proposed amendment, respectively, as instructed above. A Consent Card which has been signed, dated and delivered without any of the boxes for approval, withholding of consent, or abstention checked will constitute the Stockholder's consent to the proposed amendment.



    Consent Cards should be delivered as soon as possible for receipt not later than April 20, 2000. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States. Consent Cards and revocations of consents, if any, shall be deemed to have been received upon actual delivery.


    Stockholders who abstain from consenting with respect to the Amendment, or who withhold consent to the proposed amendment, do not have the right to an appraisal of their shares of Common Stock or any similar dissenter's rights under applicable law.

                        EXPENSES OF CONSENT SOLICITATION

    The Company will bear the entire cost of the solicitation of Stockholder approval of the proposed amendment, including the preparation, assembly, printing and mailing of this Consent Statement and any additional material furnished to Stockholders. In addition, the Company may reimburse certain persons for their costs of forwarding the solicitation material to Stockholders. The solicitation of consents by mail may be supplemented by telephone, telegram and/or personal solicitation by directors, officers and/or employees of the Company. No additional compensation will be paid for any of such services.

                              NO PREEMPTIVE RIGHTS

    No holder of shares of Common Stock is entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or to subscribe for or purchase securities convertible into stock of any class, series or kind whatsoever.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

    Listed in the following table are those stockholders known to the Company to be the beneficial owners of more than five percent of the Common Stock as of the Record Date.

     PERCENT OF                                 NAME OF                           AMOUNT AND NATURE OF BENEFICIAL
        CLASS                               BENEFICIAL OWNER                                 OWNERSHIP
---------------------   --------------------------------------------------------  -------------------------------
       63.52%           KKR Associates 1996 L.P. (1)                                        13,165,745
                        9 West 57(th) Street
                        New York, NY ("KKR")

------------------------

(1) Shares of Common Stock shown, as owned by KKR, are owned of record by three limited partnerships affiliated with KKR, KKR 1996 Fund L.P. (10,291,194 shares), NXS Associates L.P. (2,784,407 shares) and KKR Partners II L.P. (90,144 shares). Messrs. Henry R. Kravis, Michael W. Michelson and George R. Roberts (directors of Amphenol) and Edward A. Gilhuly, Perry Golkin, James
    H. Greene, Jr., Robert I. MacDonnell, Paul E. Raether, Scott M. Stuart and Michael T. Tokarz, as members of the limited liability company which serves as the general partner of KKR, may be deemed to share beneficial ownership of the shares of the Company's Common Stock shown as beneficially owned by KKR. Each of these individuals disclaims beneficial ownership of such shares, other than to the extent of his economic interest in such partnerships.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of the Record Date by each director, the named executive officers and by all directors and executive officers of the Company as a group:

                                                             AMOUNT AND NATURE OF         PERCENT OF
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP           CLASS
------------------------                                     --------------------         ----------
Andrew M. Clarkson.........................................            4,000(1)               0.02%

Timothy F. Cohane..........................................          219,484(2)               1.06%

G. Robert Durham...........................................            1,923(1)               0.01%

Edward G. Jepsen...........................................          222,734(2)               1.07%

Henry R. Kravis............................................       13,165,745(1)(3)           63.52%

Marc S. Lipschultz.........................................                0(1)                 --

Martin H. Loeffler.........................................          323,272(2)               1.56%

Michael W. Michelson.......................................       13,165,745(1)(3)           63.52%

Diana G. Reardon...........................................           21,452(2)               0.10%

George R. Roberts..........................................       13,165,745(1)(3)           63.52%

Edward C. Wetmore..........................................           13,844(2)               0.06%

All executive officers and directors of the Company as a          13,972,454                 67.42%
  group (11 persons).......................................

------------------------

(1) The share ownership amounts for Messrs. Clarkson, Durham, Kravis, Lipschultz, Michelson and Roberts reflected in the table do not include any shares of the Company's Common Stock which may be issued pursuant to the Amphenol Corporation Directors' Deferred Compensation Plan. The cumulative balance in each director's deferred compensation account as of March 23, 2000 is approximately 1,743 shares.

(2) Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon entered into Management Stockholder's Agreements with Amphenol in connection with the merger of the Company and an entity formed at the direction of KKR on May 19, 1997 (the "Merger") and each agreed to retain direct ownership of at least 94,849, 76,923, 76,923, 2,000 and 2,000 Amphenol shares, respectively, following the Merger. Pursuant to such Management Stockholder's Agreements, each were awarded 336,538, 230,769, 230,769, 17,000 and 17,000 options, respectively, to acquire Amphenol shares. Such retained shares and shares acquired upon exercise of such options are subject to significant transfer restrictions and call rights in favor of Amphenol for a period of five years following the completion of the Merger. The share ownership amounts for Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon reflected in this Table include 226,423, 145,811, 143,261, 11,670 and 11,670 shares, respectively, which are not presently owned by such individuals but which would be issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 23, 2000.

(3) Messrs. Kravis, Michelson and Roberts disclaim beneficial ownership of such shares except to the extent of their respective economic interests in the partnerships owning such shares. See "PRINCIPAL STOCKHOLDERS OF THE COMPANY beginning on prior page 5.

      STOCKHOLDERS' PROPOSALS FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS


    Any stockholder desiring to submit a proposal to be presented for consideration in the Company's 2000 Proxy Statement should have submitted such proposal to the Company no later than the close of business on December 26, 1999. Such proposals should have been sent by Certified Mail-Return Receipt Requested to the attention of the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492.



    The Company's By-laws require that the Company should have received written notice of any proposals which stockholders intended to present at the 2000 Annual Meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Exchange Act), not less than 60 and no more than 90 days prior to the meeting. Accordingly any such notice should have been received by the Company no earlier than February 24, 2000 and no later than March 24, 2000.


                                          By Order of the Board of Directors

                                          /s/ EDWARD C. WETMORE
                                          --------------------------------------
                                          Edward C. Wetmore
                                          Secretary


March 31, 2000
Wallingford, Connecticut

                              AMPHENOL CORPORATION

                        WRITTEN CONSENT OF STOCKHOLDERS

              THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS


      When properly executed, this consent will be voted as designated by the undersigned on the reverse side. If this consent is signed, dated and delivered with no designation by the undersigned on the reverse side, this consent will constitute the stockholder's consent to and approval of the amendment to Amphenol Corporation's Certificate of Incorporation.

      Please sign name(s) exactly as printed hereon. Executors, administrators, trustees, guardians and attorneys should give full title as such. When shares are held jointly, all should sign. If the signer is a corporation, sign full corporate name by duly authorized officer. If the signer is a partnership, sign in the name of the partnership by an authorized person. If shares are held in more than one capacity, this consent shall be deemed valid for all shares held in all capacities.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

/X/ Please mark
    vote as in
    this example


This Consent when properly executed will be voted in the manner directed. If this Consent is signed, dated and delivered with no designation by the undersigned, this Consent will constitute the stockholder's consent to an approval of amendment to the Certificate of Incorporation.

--------------------------------------------------------------------------------
The Board of Directors recommend approval of the amendment to the Certificate of Incorporation.
--------------------------------------------------------------------------------
                                            CONSENT   WITHHOLD CONSENT   ABSTAIN

                                              |_|           |_|             |_|

1. Approval of an amendment to the Certificate of Incorporation
Increasing  the number of authorized shares of Amphenol Corporation's
Class A Common Stock from 40,000,000 to 100,000,000.
--------------------------------------------------------------------------------

                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   |_|


Please sign exactly as name appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature ___________________________________________ Date _____________________

Signature ___________________________________________ Date _____________________